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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   July 2, 1998
Commission File Number:  0-10095



                             Unit Instruments, Inc.
            (Exact name of registrant as specified in its charter)


            California                                         33-0077406
   (State or other jurisdiction                             (I.R.S. Employer
         of Incorporation)                               Identification Number)


            22600 Savi Ranch Parkway, Yorba Linda, California  92887
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (714) 921-2640





                 This Report consists of forty-nine (49) pages.


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Item 5.   Other Events
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On July 2, 1998, United States Filter Corporation ("U.S. Filter"), Kinetics
Acquisition Corp., a California corporation and wholly owned subsidiary of U.S. Filter ("Subcorp"), and Unit Instruments, Inc. ("Unit") executed an Agreement and Plan of Merger, a copy of which is incorporated by reference as Exhibit 3.1 hereto (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which is incorporated herein by reference, Subcorp will, subject to certain conditions being satisfied or waived, be merged with and into Unit (the "Merger") and Unit will survive the merger (the "Surviving Corporation") and become a wholly owned subsidiary of U.S. Filter.

Upon the effectiveness of the Merger, each outstanding share of common stock, par value $0.15 per share ("Common Stock"), of Unit, with the exception of shares held by shareholders who properly exercise dissenters' rights under the Corporations Code of the State of California, will be converted into a number of shares of U.S. Filter's common stock equal to the Exchange Ratio (as defined below), collectively, the "Merger Consideration."

The exchange ratio (the "Exchange Ratio") will be calculated as follows: (a) if the average daily closing price (the "Average Closing Price") on the New York Stock Exchange of U.S. Filter's common stock during the 20 consecutive trading days ending five days prior to the Shareholders' Meeting, at which the Unit shareholders are to vote on the Merger, is equal to or exceeds $27.00, the Exchange Ratio will be equal to $12.62 divided by the Average Closing Price; and
(b) if the Average Closing Price is less than $27.00, the Exchange Ratio will be equal to $12.62 divided by $27.00. If the Average Closing Price is less than $24.00, Unit may terminate the Merger Agreement.

The closing of the merger is subject to certain conditions, including (among others) satisfactory completion by U.S. Filter of the due diligence during the 30-day period following the date of the agreement, expiration of the Hart-Scott-Rodino waiting period, and approval by Unit shareholders. The transaction is expected to close in September, 1998. Following the merger, Unit will become a wholly-owned subsidiary within U.S. Filter's Kinetics Group ("USF Kinetics").

At the effective time (the "Effective Time"), all outstanding stock options and warrants to purchase Unit stock shall automatically convert into an option to purchase a number of shares of U.S. Filter common stock equal to (x) the number of shares of Unit Common Stock issuable immediately as of the date of this Agreement upon exercise of such Unit stock option or warrant multiplied by (y) the Exchange Ratio with an exercise price equal to the exercise price which existed under the corresponding Unit stock option or warrant divided by the Exchange Ratio, and with such other terms and conditions, subject to U.S. Filter's approval, as were in effect under such Unit stock option or warrant as of the date of this Agreement.

Fractional shares will not be issued, but the pro rata portion of the net proceeds of the sale of all such shares will be paid in cash to the persons entitled thereto. As a result of the conversion of the Unit Common Stock, the Unit Common Stock will be de-listed from the Nasdaq National

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Market tier of The Nasdaq Stock Market and will not be listed on any national securities exchange or quoted in any inter-dealer quotation system, and holders of Unit Common Stock will become shareholders of U.S. Filter.

Additionally, if the Merger becomes effective, the directors and officers of Subcorp, immediately prior to the Merger, will become the directors and officers of the Surviving corporation.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

On June 29, 1998, Unit issued a press release stating that it was in merger discussions for the acquisition of the company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 2, 1998, Unit issued a press release stating that it had signed a definitive agreement regarding the Merger, a copy of which is attached hereto as
Exhibit 99.2 and incorporated herein by reference.



Item 7.  Financial Statements and Exhibits
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     (a) Financial statements of businesses acquired:  None

     (b) Pro forma financial information:   None

     (c) Exhibits:

         (3.1) Merger Agreement, dated as of July 2, 1998, among United States Filter Corporation, Kinetics Acquisition Corporation and Unit Instruments, Inc.

         (99.1) Text of Press Release issued by Unit Instruments, Inc. dated June 29, 1998.

         (99.2) Text of Press Release issued by Unit Instruments, Inc. dated July 2, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UNIT INSTRUMENTS, INC.



Date:  July 6, 1998                       By  /s/  GARY N. PATTEN
                                              ----------------------------
                                              /s/  Gary N. Patten
                                                   Chief Financial Officer

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                                 Exhibit Index



Exhibit 3.1: Merger Agreement dated as of July 2, 1998, among United States Filter Corporation, Kinetics Acquisition Corporation and Unit Instruments, Inc.


Exhibit 99.1: Text of Press Release issued by Unit Instruments, Inc. dated June 29, 1998.


Exhibit 99.2: Text of Press Release issued by Unit Instruments, Inc. dated July 2, 1998.

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